Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Subramanian Sundaresh, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-Q of Adaptec, Inc. for the quarter ended September 30, 2006 (the “Form 10-Q”), that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the quarterly periods covered by the Form 10-Q.

	By:	/s/ SUBRAMANIAN SUNDARESH
Subramanian Sundaresh
Date: November 8, 2006		Chief Executive Officer

I, Christopher O’Meara, certify to the best of my knowledge based upon a review of the Form 10-Q, that the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Adaptec, Inc. for the periods covered by the Form 10-Q.

	By:	/s/ CHRISTOPHER O’MEARA
Christopher O’Meara
Date: November 8, 2006		Chief Financial Officer